EXHIBIT 10.19

Sub-Tenancy Agreement

between

Heinz-Jürgen Scholz
Seegartenstrasse 45, 8810
(as Lessor)

and

DWM Petroleum AG
Bahnhofstrasse 9, 6340 Baar
(as Tenant)

the following sub-tenancy agreement is concluded:

1. RENTED PREMISES

a) Offices

In joint use with the co-tenant, the Tenant is entitled to use the:

Entrance, stairwell, parking spaces, garden, boat space and guest bedroom for business associates, including board.

2. RENTAL PERIOD

The tenancy relationship entered into effect on 1st May 2004 and is concluded for an indefinite period.

3. RETURN OF THE RENTED OBJECT

On expiry of the rental term, the Tenant undertakes to return the rooms in the same condition as they were at the start of the rental.

4. RENT

The rent is in the monthly net sum of:
Total rent incl. charges                                                                                                           CHF10,000

payable monthly.

Lease contract -DWM Petroleum AG - Page 1 of 2

5. Other Terms and Conditions of the Contract

5.1 Obligation to Notify

The Tenant must ensure that, in the event of an emergency, the rented abject can be entered unimpeded. The Tenant is responsible for supervision. The Tenant must also notify the Lessor immediately in the event of any damage to the rented abject when it is not responsible for repairing that damage.

5.2 Basis

This sub-tenancy agreement is based on the lease contract signed by Mr. Heinz-Jürgen Scholz in respect to this property. The terms and conditions set out therein also apply here in so far as necessary and expedient.

5.3 Period of notice

This agreement may be terminated at any time by the end of the respective month with a notice period of 3 months.

5.4 Jurisdiction

a) The place of jurisdiction is Horgen.

b) The provisions of the Law of Contracts shall apply subsidiarily. Any amendments or additions to this sub-tenancy agreement and any additional agreements must be set out in writing and signed by both parties.

Baar, 26th October 2006

Die Lessor:

Heinz-Jürgen Scholz

/s/ Heinz-Jürgen Scholz

The Tenant:
DWM Petroleum AG

/s/ Mark Vogel

Lease contract - DWM Petroleum AG - Page 2 of 2